UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

KYTHERA BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35663	03-0552903

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30930 Russell Ranch Road, 3rd Floor

Westlake Village, California 91362

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (818) 587-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 2, 2015, KYTHERA Biopharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2015. Only stockholders of record as of the close of business on April 6, 2015, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting.  As of the record date, 25,809,307 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. The tabulation of the stockholder votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1. The election of three directors to hold office until the 2018 annual meeting of stockholders or until their respective successor is elected:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Keith R. Leonard, Jr.	18,999,980	19,309	3,235,203
Hollings C. Renton, III	19,001,258	18,031	3,235,203
Camille Samuels	18,998,065	21,224	3,235,203

Proposal 2.  The approval of the KYTHERA Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,003,801	13,823	1,665	3,235,203

Proposal 3. The ratification of the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015:

Votes For	Votes Against	Abstentions
22,247,807	5,790	895

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2015	KYTHERA BIOPHARMACEUTICALS, INC.

By:
/s/ John W. Smither
John W. Smither
Chief Financial Officer